Exhibit 99.2

Regulus Therapeutics Announces $15 Million Private Placement of Equity

SAN DIEGO, CA, April 13, 2023 - Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs (the “Company” or “Regulus”), today announced that it has entered into a definitive securities purchase agreement in connection with a private placement to certain institutional investors and other accredited investors. The financing was led by the Federated Hermes Kaufmann Funds and New Enterprise Associates (NEA), with participation from additional existing shareholders. Upon the closing of the financing, which is anticipated to occur on or about April 13, 2023, the Company expects to receive gross proceeds of approximately $15.0 million. The closing of the financing is subject to customary closing conditions.

SVB Securities is acting as the lead placement agent for the financing. H.C. Wainwright & Co. is acting as a co-placement agent for the financing.

Under the securities purchase agreement, the investors have agreed to purchase 2,615,536 shares of the Company’s common stock (“Common Stock”) at a purchase price of $0.9001 per share. Certain investors have also agreed to purchase, in lieu of shares of Common Stock, an aggregate of 140,827 shares of newly designated, non-voting Class A-5 convertible preferred stock at a purchase price of $90.01 per share. Each share of non-voting Class A-5 convertible preferred stock will be convertible into 100 shares of Common Stock, subject to certain beneficial ownership conversion limitations.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Regulus

Regulus Therapeutics Inc. (Nasdaq: RGLS) is a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs. Regulus has leveraged its oligonucleotide drug discovery and development expertise to develop a pipeline complemented by a rich intellectual property estate in the microRNA field. Regulus maintains its corporate headquarters in San Diego, CA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the timing, size and completion of the private placement. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,”

“expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions. These and other risks are described in additional detail in Regulus’ filings with the Securities and Exchange Commission, including under the “Risk Factors” heading of Regulus’ annual report on Form 10-K for the year ended December 31, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Cris Calsada

Chief Financial Officer

858-202-6376

ccalsada@regulusrx.com

Media Contact:

Sarah Sutton

Argot Partners

212-600-1902

regulus@argotpartners.com